UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 22, 2005 (February 15, 2005)

PROTALEX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28385	91-2003490
(Commission File Number)	(IRS Employer Identification No.)

145 Union Square Drive, New Hope, PA	18938
(Address of Principal Executive Offices)	(Zip Code)

215-862-9720
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

       Protalex, Inc. (the "Company") and Dr. Eugene A. Bauer entered into a verbal agreement, effective as of February 15, 2005, concerning Dr. Bauer's appointment as director of the Company. A description of the material terms of this agreement are set forth in Item 5.02 of this Current Report on Form 8-K, which description is incorporated by reference in this Item 1.01.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.

(d)            On February 15, 2005, Dr. Bauer joined the Company's board of directors, filling the vacancy created when the Company's board of directors increased the size of the board from seven to eight members at a February 10, 2005 meeting.

                  Dr. Bauer, 62, is currently the Chief Executive Officer of Neosil Incorporated, a privately-held dermatology-focused specialty pharmaceutical company with several products in pre-clinical development. He was a Senior Client Partner with Korn/Ferry International. He served as Vice President for the Stanford University Medical Center from 1997 to 2001, and as Dean of the Stanford University School of Medicine from 1995 through 2001. Dr. Bauer was a founder of Connetics Corporation, a publicly-traded dermatology-focused therapeutics company. Since 1988 he has been Professor, Department of Dermatology, Stanford University School of Medicine, and was Chief of the Dermatology Service at Stanford University Hospital from 1988 to 1995. From 1982 to 1988, he was a professor at Washington University School of Medicine. He has served as Chairman of two National Institutes of Health study sections of the National Institute of Arthritis and Musculoskeletal and Skin Diseases and has served on a board of scientific counselors for the National Cancer Institute. Dr. Bauer currently serves as a director of Connetics Corporation, as well as serving as a director of three private companies. Dr. Bauer holds B.S. and M.D. degrees from Northwestern University.

As a director, Dr. Bauer will receive $20,000 annually as director's fees. He will not receive separate meeting fees, but will be reimbursed for out-of-pocket expenses related to attending board meetings in accordance with the Company's reimbursement policies. Additionally, the Company granted Dr. Bauer 100,000 fully vested stock options on February 15, 2005 pursuant to the Company's 2003 Stock Option Plan, exercisable at the closing price on the date of grant. These options expire ten years from the date of grant. This grant is subject to the further terms and conditions of the Company's 2003 Stock Option Plan and the corresponding Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protalex, Inc.

Date: February 22, 2005	By:	/s/ Marc L. Rose
By: Marc L. Rose Title: Vice President of Finance, Chief Financial Officer and Treasurer